UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

ORBITAL TRACKING CORP.

(Exact name of the registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (305) 560-5355

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Options Cancellation

On December 18, 2018, the Company cancelled the unvested portion of options previously granted on June 14, 2018, under the 2018 Incentive Plan totaling 206,250. The grants cancelled will be returned to the Plan.

The number of options cancelled to our officers and directors were as follows:

David Phipps, President, CEO, and Director	75,000
Theresa Carlise, CFO	37,500
Hector Delgado, Director	18,750

In addition, we cancelled options to purchase a total of 75,000 shares to two key employees.

Options Issuance

On December 18, 2018, we issued new stock options to our executives and directors under the 2018 Incentive Plan. The options issued to Theresa Carlise and Hector Delgado have an exercise price of $0.15 per share, and the options issued to David Phipps have an exercise price of $0.17 per share. All of the options are fully vested and expire on December 17, 2023. The number of options issued to our officers and directors were as follows:

David Phipps, President, CEO, and Director	325,000
Theresa Carlise, CFO	162,500
Hector Delgado, Director	68,750

In addition, we issued options to purchase a total of 275,000 shares to two key employees. These options have an exercise price of $0.15 per share and the same terms as those awarded to our officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ORBITAL TRACKING CORP.

Date: December 20, 2018	By:	/s/ David Phipps
David Phipps